UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway,

Santa Clara, California 95054

(Address of principal executive offices and zip code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 24, 2014, Violin Memory, Inc. (“Violin”) entered into a Credit Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), as administrative agent for the banks and other financial institutions or entities from time to time parties to the Agreement. The Agreement provides for a line of credit of up to $20.0 million (the “Line of Credit”).

Borrowings under the Line of Credit will bear interest at a rate per annum of either (a) the sum of (i) the Eurodollar Rate plus (ii) 5.00% or (b) the sum of (i) ABR plus (ii) 2.00%. The Line of Credit will expire on the earlier of October 24, 2016 or 91 days prior to the conversion or redemption of the Violin’s Convertible Senior Notes due 2019 and is subject to acceleration upon certain specified events of defaults.

Violin’s obligations under the Agreement are secured by a first priority security interest in Violin’s accounts receivable and the proceeds thereof. Under certain circumstances, subsidiaries of Violin are obligated to become co-borrowers under the Agreement.

The Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The Agreement contains financial covenants, including covenants requiring Violin to maintain a minimum Consolidated Adjusted Quick Ratio and minimum revenue relative to the Revenue Plan. The Agreement also contains certain affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Agreement contains certain negative covenants, including restrictions on liens, indebtedness, fundamental changes, dispositions, restricted payments and investments.

In connection with the execution of the Agreement, SVB refunded the $900,000 termination fee resulting from the termination by Violin on or about September 23, 2014 of that certain Credit Agreement, dated as of August 27, 2014, among Violin, the lenders party thereto and SVB.

Capitalized terms used herein but not defined in this Form 8-K have the meaning ascribed to them in the Agreement. The description contained herein is qualified in its entirety by the Agreement and the Guarantee and Collateral Agreement dated as of October 24, 2014 between the Company in favor of SVB filed as exhibits 10.1 and 10.2 hereto, respectively, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of October 24, 2014, entered into by and among the Company, certain subsidiaries of the Company, the lenders party thereto from time to time and Silicon Valley Bank, as administrative agent and collateral agent.

10.2	Guarantee and Collateral Agreement dated as of October 24, 2014 between the Company in favor of Silicon Valley Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: October 30, 2014	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer